Exhibit 5.01


                              WASHOR & ASSOCIATES
                          11150 WEST OLYMPIC BOULEVARD
                                    SUITE 980
                          LOS ANGELES, CALIFORNIA 90064
                            TELEPHONE (310) 479-2660
                            TELECOPIER (310) 479-1022


                                   August 1, 2001


Canadian  Rockport  Homes  International, Inc.
700  West  Pender  Street,  Suite  507,
Vancouver,  B.C.  Canada,  V6C  1G8


     Re:  Opinion  Regarding  Legality  of  Common  Stock, Units and Warrants


Ladies  and  Gentlemen:

     We have examined the Registration Statement on Form S-1 (the "Registration Statement") to be filed by Canadian Rockport Homes International, Inc. (formerly Lenz Products, Inc.), a New York corporation (the "Company"), with the Securities and Exchange Commission ("Commission"). It is our understanding that the Registration Statement is to be filed in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of shares of common stock ("Common Stock") to be sold by the Company and by certain selling shareholders.


     We have examined original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us and the genuineness of the signatures of persons signing all documents in connection with which this opinion is and the due authorization, execution and delivery of all documents by the parties thereto.

     Based upon the foregoing, we are of the opinion that: when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the 1933 Act, (ii) the Company or the selling shareholders shall have received payment in full for their common stock, Units and Warrants, and
(iii) the common stock, Units, and Warrants shall have been issued in the form and containing the terms described in the Registration Statement, the common stock, Units, and Warrants, when sold, will be legally issued, fully paid, and nonassessable.


     We consent to the use of this opinion as an exhibit to the Form S-1 Registration Statement and to the use of our name under the heading "Legal
Matters"  in  the  Form  S-1  Registration  Statement.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the common stock.

     This opinion is furnished to you and to purchasers in this offering in connection with the filing of the Form S-1 Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                            Very truly yours,

                                            /s/  Lawrence Washor

                                            Lawrence I. Washor


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